                                 OPERATING AGREEMENT

                                          OF

                            THE MOUNTAIN AREA EXCHANGE LLC




















                            Effective as of June 11, 1997

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                                OPERATING AGREEMENT

                                         OF

                           THE MOUNTAIN AREA EXCHANGE LLC


     THIS OPERATING AGREEMENT ("Agreement") is made and entered into as of the 11th day of June, 1997, by and between the persons listed in EXHIBIT B attached hereto and incorporated herein by this reference.


                                 W I T N E S S E T H:


     WHEREAS, articles of organization for The Mountain Area eXchange LLC ("Company") were filed by its organizer with the Secretary of State of the State of Colorado on June 11, 1997; and

     WHEREAS, The persons listed in EXHIBIT B are the present Members (defined below) of the Company which, since its formation, has not been subject to a written operating agreement; and

     WHEREAS, the persons listed in EXHIBIT B hereto now desire to memorialize the terms and conditions of their agreements with respect to the Company, and otherwise continue the Company.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to continue The Mountain Area eXchange LLC as follows:


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                                      ARTICLE 1
                                     DEFINITIONS

     1.1 DEFINED TERMS. The capitalized terms used in this Operating Agreement shall have the meanings provided in EXHIBIT A attached hereto and incorporated herein by this reference.

                                      ARTICLE 2
                                     THE COMPANY

     2.1  NAME.  The name of the company shall be The Mountain Area eXchange
LLC.

     2.2 PRINCIPAL PLACE OF BUSINESS. The initial principal place of business of the Company shall be as established by a majority of the Managers. The Managers may change the principal place of business of the Company upon ten (10) Business Days notice to the Members.

     2.3 REGISTERED AGENT. The name and business address of the Company's initial registered agent for service of process are Matthew Scott Finberg, 885 Arapahoe Avenue, Boulder, CO 80302. The Managers may, from time to time, change the Company's registered agent. In the event the registered agent ceases to act as such for any reason, the Managers shall promptly designate a replacement registered agent. In the event of any change in the name or business address of the Company's registered agent, the Managers shall timely make such filings as are required by the Act.

     2.4 TERM. The term of the Company commenced June 11, 1997, and shall continue until the winding up and liquidation of the Company and its business are completed following an Event of Dissolution.

     2.5 PURPOSE OF THE COMPANY. The purpose of the Company shall be to facilitate the exchange of electronic data at the lowest practicable cost for the mutual benefit of the Members and the customers of the Company, and to engage in any and all activities incidental or related thereto.

     2.6 TITLE TO PROPERTY. All real and personal property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in its individual name or right, and each Member's interest in the Company shall be personal property for all purposes. Notwithstanding anything contained herein to the contrary, the Members shall be entitled to bring their individual personal assets to the place or places where the Company's business is conducted, and such assets shall remain the separate property of such Members.


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     2.7  PAYMENTS OF INDIVIDUAL OBLIGATIONS.  The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of any Member.

     2.8 MEMBERS. The names, addresses, and Interests of the Members of the Company are as set forth in EXHIBIT B attached hereto and incorporated herein by this reference. At such time that other Persons are admitted to the Company as Members, their names, addresses, and Interests shall be included in EXHIBIT B attached hereto which shall be amended from time to time by the Managers to reflect such admissions to, as well as withdrawals from, the Company.

                                      ARTICLE 3
                                MANAGEMENT OF COMPANY

     3.1 AUTHORITY OF THE MANAGERS. Subject to the limitations and restrictions set forth in this Agreement, the Managers shall have the sole and exclusive right to manage the business of the Company and shall have all of the rights and powers which may be possessed by Managers under the Act.

     3.2 LIMITATIONS ON AUTHORITY OF MANAGERS. Notwithstanding any other provision of this Agreement, the Managers shall have no authority to perform any of the following acts without the concurring vote of all of the Members:

          (a) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 2.5;

          (b) Knowingly do any act in contravention of this Agreement, except as required by applicable law;

          (c) Knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided by this Agreement or required by applicable law;

          (d) Compromise, settle, or confess judgment on any claim against or inuring to the benefit of the Company or make any assignment for the benefit of creditors;

          (e) Knowingly perform any act which would expose the Members to unlimited liability for any debt of the Company; or

          (f) Sell, exchange or otherwise dispose of all or substantially all of the assets of the Company.


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     3.3  ACTIONS BY THE MANAGERS.  Any action that may be taken by the Managers shall require the consent of a majority of the Managers; PROVIDED, HOWEVER, that the Managers may, by unanimous agreement, delegate to one or more of their number the right and power to deal with any aspect of the Company's business and/or take any action that the Managers are authorized to take, without the further consent of the other Managers.

          3.4 DUTIES OF THE MANAGERS. The Managers shall devote such time and attention as shall be appropriate to manage and supervise the Company's business properly and efficiently, and shall take all such actions as shall be prudent and appropriate for the proper management and supervision of the business of the Company and the accomplishment of its purposes.

     3.5 SEPARATE OPERATION OF COMPANY BUSINESS. The Managers shall cause the Company to conduct its business and operations separate and apart from that of any Manager, Member, or Affiliate of a Manager or Member.

     3.6 APPOINTMENT, NUMBER, TENURE AND QUALIFICATIONS OF MANAGERS. The number of Managers of the Company shall be fixed from time to time by vote of Members owning two-thirds (2/3) or more of the Interests, but in no instance shall there be fewer than three (3) Managers. Each Manager shall hold office until the next annual meeting of Members or until his/her successor shall have been elected and qualified. Managers shall be elected by a vote of two-thirds (2/3) or more in Interest of the Members.

     3.7 RIGHT TO RELY ON MANAGERS. Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by any Manager as to:

          (i)    The identity of any Manager or Member;

          (ii) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager or which are in any other manner germane to the affairs of the Company;

          (iii) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

          (iv) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

     3.8 SALARIES AND REIMBURSEMENTS. The salaries and other compensation of the Managers of the Company shall be fixed from time to time by the vote of two-thirds (2/3) or more in Interest of the Members, and no Manager shall be prevented from receiving such salary by reason of the fact that he or she is also a Member of the Company. The Managers shall be reimbursed by the Company


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for all reasonable expenses incurred by them on the Company's behalf.

     3.9  OTHER ACTIVITIES.

          (a) Subject to the terms and conditions of this Section 3.9, each Manager shall be free to serve any other Person or enterprise in any capacity that such Manager may deem appropriate in its discretion provided that if activities of the other Person or enterprise competes, directly or indirectly, with the business of the Company, the Manager shall disclose in writing to the other Managers and to the Members information relating to its relationship to the other Person or enterprise and the activities thereof.

          (b) Any Manager may acquire or hold any ownership interest in any activity, business, or enterprise that is or may become competitive with the Company or which is within or related to the business purpose of the Company, provided that, in the case of any such activity, business, or enterprise that is or may become competitive with the Company or which is within or related to the business purpose of the Company, each such Manager shall disclose in writing to the other Managers and to the Members information relating to the fact of such ownership interests and the activities involved therein.

     3.10 LIABILITY. Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, the Managers shall not be liable to the Company or to any Member for any action taken or omitted to be taken by such Manager, provided that such Manager acted in good faith and such action or omission does not involve the gross negligence, willful misconduct, or fraud of such Manager.

     3.11 INDEMNIFICATION OF MANAGERS.

          (a) The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall, except as otherwise provided below in Section 3.11(d), indemnify, save harmless, and pay all judgments and claims against each Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Manager in connection with the business and activities of the Company, including attorneys' fees incurred by such Manager in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, as permitted by law.

          (b) In the event of any action by a Member against any Manager (in their respective capacities as such) the Company shall, except as otherwise provided below in Section 3.11(d), indemnify, save harmless, and pay all expenses of such Manager,


                                        5

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including attorneys' fees, incurred in the defense of such action, if such
Manager is successful in such action.

          (c)    The Company shall, except as otherwise provided below in
Section 3.11(d), indemnify, save harmless and pay all expenses, costs, or liabilities of any Manager who for the benefit of the Company makes any deposit, acquires any option, or makes any other similar payment or assumes any obligations in connection with any property proposed to be acquired by the Company and who suffers any financial loss as the result of such action.

          (d) Notwithstanding the foregoing provisions of this Section, no Manager shall be indemnified from any liability arising as a consequence of fraud, bad faith, willful misconduct, or gross negligence by such Manager.

          (e) Notwithstanding any other provision to the contrary in this Section above, in the event that any provision in any of this Section is determined to be invalid in whole or in part, such Section shall be enforced to the maximum extent permitted by law.

     3.12 RESIGNATION. Any Manager of the Company may resign at any time by giving two (2) weeks written notice to the Members and to the Company. The resignation of any Manager shall take effect two (2) weeks following receipt of notice thereof by the Company, or at such later time as shall be specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.13 REMOVAL. All or any lesser number of Managers may be removed at any time at a meeting called expressly for that purpose, by the affirmative vote of the Members owning two-thirds (2/3) or more of the Interests. Any Manager who is also a Member of the Company shall lose its status as a Manager for all purposes hereunder on the effective date of its dissociation from the Company under Article 12 hereof.

     3.14 VACANCIES. Any vacancy occurring for any reason in the group of Managers may be filled by written agreement of a majority of the remaining Managers. A Manager chosen to fill a vacancy shall serve the unexpired term of his or her predecessor in office. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by written agreement of a majority of the Managers then in office or by election at an annual meeting or at a special meeting of Members called for that purpose. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his successor has been elected and qualified.

     3.15 CONFIDENTIALITY. Each Manager acknowledges that he has or may have obtained knowledge of confidential matters, trade


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secrets, techniques, accounting procedures, and other methods developed by the Company or the other Members which are owned by the Company or the other Members and necessary and essential to the operation of their businesses, without which information the Manager could not efficiently, effectively, and profitably discharge his obligations as a Manager of the Company. Each Manager further acknowledges that some of such confidential information was or may have been unknown to him prior to association with the Company and that the methods developed by the Company and the other Members for their respective businesses may be unique and novel to them. Each Manager agrees that he will take all necessary steps, at his own expense, to protect such information as he knows is confidential and which was so obtained and that he will not divulge same, either during or upon termination of this Agreement, without the prior written consent of the Company and the other Member to whom such confidential information belongs. Each Manager acknowledges the Company's exclusive right to its business systems, its methods of operation, its distinguishing characteristics, including but not limited to, service marks, trademarks, tradenames, copyrights, certification marks, designs, slogans, logos, names, and other advertising copy now or hereafter displayed, used, or becoming a part of the Company's business. Each Manager agrees neither to infringe upon, use, or imitate said system or any of the Company-distinguishing characteristics after termination of this Agreement without the prior written consent of the Company and the other Members. Because of the difficulty of measuring economic loss to the Company as a result of the breach of any of the covenants of this Section 3.15, and because of the immediate and irreparable harm that such a breach would cause the Company, for which it would have no adequate remedy, each Manager agrees that any of the foregoing covenants may be enforced by injunction and restraining order. In the event the Company is required to employ an attorney to enforce any of the covenants of this Section 3.15, or to institute legal proceedings incident to such enforcement, each Manager expressly covenants and agrees to pay, in addition to all other sums for which such Manager may be found liable, reasonable attorneys' fees, court costs, and litigation expenses incurred by the Company.

     3.16 TECHNICAL REVIEW COMMITTEE. The Managers shall appoint a Technical Review Committee of no fewer than three (3) persons. All customer initial service connections and service connection changes shall be subject to the approval of the Technical Review Committee. The Technical Review Committee shall advise the Managers on technical issues of the Company's business, and shall recommend to the Managers the cessation of service to any customer whose service connection interferes with the service of other Internet users. The Managers shall adopt a recommendation of the Technical Review Committee unless it clearly violates state law, this Agreement, or the policies of the Company.



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                                      ARTICLE 4
                                       MEMBERS

     4.1 AUTHORITY. No Member of the Company, in his capacity solely as a Member, shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable for any purpose.

     4.2 LIMITATION OF LIABILITY. Each Member's liability for the debts and obligations of the Company shall be limited as set forth in the Act and other applicable law.

     4.3 PRIORITY AND RETURN OF CAPITAL. Except as expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses, or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a Member has made to the Company.

                                      ARTICLE 5
                         MEETINGS OF, AND ACTIONS BY, MEMBERS

     5.1 ACTIONS BY MEMBERS. Except as provided in Section 5.2, all actions required or permitted to be taken by the Members as a group (as opposed to any Member individually) shall only be taken at a meeting held in accordance with the provisions of this Article 5. If a quorum is present at such meeting, the affirmative vote of Members holding at least two-thirds (2/3) or more in Interest of the Members represented at such meeting, in person or by proxy, entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles or by this Agreement.

     5.2 ACTION WITHOUT A MEETING. Action required or permitted to be taken by the Members as a group may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken pursuant to this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.
The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     5.3 ANNUAL MEETING. The annual meeting of the Members shall be held on such date and at such time and place, either within or without the State of Colorado, as designated by the Managers from time to time, for the purpose of the transaction of such business as may come before the meeting.

     5.4 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute,


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may be called by any Manager or by any Member or Members holding at least 10%
of the votes entitled to be cast at such meeting. The date, time and place of a special meeting of the Members shall be set by the person or persons calling such special meeting, provided that the place of the special meeting shall be within the State of Colorado at a reasonably convenient location, and the time and date of the special meeting shall be reasonable.

     5.5 NOTICE OF MEETINGS. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten days or more than fifty days before the date of the meeting, either personally or by mail, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Member at his address as it appears on the records of the Company. Notwithstanding the foregoing, any required notice may be waived by any Member by execution of a written waiver either prior to or at a meeting for which notice was required to be given.

     5.6 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. If a Member attends any meeting, such Member (i) waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and (ii) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member object to considering the same when it is presented.

     5.7 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     5.8 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting.


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No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     5.9 VOTING POWER. Each Member shall have one vote, or fraction of a vote, for each percentage point, or fraction of a percentage point, in the Member's Interest, determined as of the relevant record date.

     5.10 QUORUM. Members holding at least two-thirds (2/3) in Interest of the total votes held by all Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members.

                                      ARTICLE 6
                                       CAPITAL

     6.1 MEMBERS' INITIAL CONTRIBUTIONS. The amount of cash and the nature and agreed value of any property, initially contributed or to be contributed to the Company by each Member, are set forth on EXHIBIT B hereto.

     6.2 ADDITIONAL CONTRIBUTIONS. The Members shall make additional capital contributions to the Company from time to time in accordance with this Section.

          (a) Additional capital contributions from the Members may be required during the term of the Company in such amounts as may be necessary to fund the operations of the Company in the ordinary course of its business and provide for timely payment of its obligations.

          (b) Any additional capital contribution must be approved by the affirmative vote of Members owning not less than two-thirds (2/3) of the Company Interests, and in the event of such approval, it shall be binding upon all Members.

          (c) Unless the Members unanimously otherwise agree, additional capital contributions shall be contributed by the Members in proportion to their Interests.

          (d) Each Member agrees to pay to the Company all additional capital contributions which are approved as provided in paragraph (b), above within ten (10) days following notice of assessment of such additional capital contribution by the Managers. Notice of assessment shall state the aggregate amount of the additional capital contribution called for and each Member's share thereof.

     6.3 RIGHTS NON-PERFORMING MEMBER. Whenever a Member shall have failed to perform his obligations under Section 6.2 or 6.6, the Member shall have no vote in the decisions of the Company and shall be bound by all decisions of the remaining Members who did perform such obligations. Furthermore, the non-performing Member's distribution of capital, profit, and cash flow shall be


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applied to such payment obligation until such obligation is met.  At such time that the non-performing Member shall have paid all such obligations, with interest at the rate of twelve percent (12%) per annum, such Member's rights suspended under this Section 6.3 shall be reinstated on a prospective basis. The rights and remedies provided in this Section 6.3 shall be the exclusive rights and remedies of the Members and the Company for such non-performance.

     6.4 WITHDRAWAL OR REDUCTION OF MEMBERS' CONTRIBUTIONS TO CAPITAL. A Member, irrespective of the nature of his or her contribution, has only the right to demand and receive cash in return for his or her contribution to capital.

     6.5 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on his Capital Contribution or to return of his Capital Contribution except with the consent of the Members or as otherwise specifically provided for herein.

     6.6 PROPORTIONATE HOLD-HARMLESS. It is recognized by the Company that, in order to obtain the necessary loans needed to carry on the purposes of the Company, it may be necessary for the individual Members to execute loan agreements which call for individual, joint and several liability. If such loans are approved by affirmative vote of Managers owning two-thirds (2/3) or more in Interest of the voting power in the Company, the Members hereby agree to execute such loan agreements upon request by the Managers. Notwithstanding such individual liability to third parties, as among the Members, it is specifically understood and agreed that no Member or Members shall be forced to suffer any greater liquidated loss than is equal to their percentage of the net losses of the Company. Further, the Members hereby agree that those Members which are obligated to pay more than their proportional share of any Company loan shall be reimbursed by those Members who are required to pay less than their proportional share of any such loan so that liability for such loan is ultimately shared by all Members in proportion to their interest in the losses of the Company. The sole remedies for non-performance by any Member under this Section 6.6 shall be limited to those provided above in Section 6.3.

     6.7 NO THIRD PARTY BENEFICIARIES. This Article 6 shall not confer any rights or benefit to or upon any person or entity not a party to this Agreement, including, but not limited to, any holder of any obligation secured by a mortgage, deed of trust, security interest or other lien or encumbrance upon or affecting the Company, its assets or any interest of a Member therein.


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                                      ARTICLE 7
                                    DISTRIBUTIONS

     7.1 DISTRIBUTIONS. The Managers shall distribute any cash of the Company which they, in the reasonable exercise of their discretion, believe is not required to meet the anticipated cash requirements of the Company. Distributions of cash shall be made to the Members in proportion with their Interests.

     7.2 WITHHOLDING. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members.

                                      ARTICLE 8
                                     ALLOCATIONS

     8.1 GENERAL ALLOCATIONS OF PROFITS AND LOSSES. Subject to the other provisions of this Article 8, the Profits and Losses of the Company for each Fiscal Year shall be allocated to and shared by the Members in proportion to their Interests.

     8.2 RECAPTURES. All recapture of income tax deductions resulting from the sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

     8.3 LIMITATION ON ALLOCATION OF LOSSES. Notwithstanding any other provision of this Agreement, no allocation of losses, or any item in the nature of expenses or losses shall be made to a Member if such allocation would cause or increase an Adjusted Capital Account Deficit for such Member. The amount otherwise allocable to a Member but for the foregoing sentence shall instead be allocated to the other Members in proportion to their Interests, subject again to the first sentence of this Section.

     8.4 ALLOCATION IN THE EVENT OF A CHANGE IN INTEREST. In the event that a Member's interest in the Company changes during any Fiscal Year, the Managers shall determine such Member's distributive share of any item of income, gain, loss, deduction, or credit for such Fiscal Year by reference to this Agreement and by using any convention permitted by Code Section 706 and the Regulations thereunder.

     8.5 QUALIFIED INCOME OFFSET. In the event a Member receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be specially allocated to that Member in an amount and manner sufficient to eliminate, to the extent required


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by the Regulations, any Adjusted Capital Account Deficit of that Member as quickly as possible, provided that an allocation pursuant to this Section shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section were not in this Agreement. The provisions of this Section are intended to comply with the requirements of Section 1.704-1(b)(2)(ii)(d) of the Regulations, and shall be interpreted consistently therewith.

     8.6 GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Agreement have been tentatively made as if this Section and Section 8.5 hereof were not in this Agreement.

     8.7 SPECIAL PROVISIONS APPLICABLE IN THE EVENT OF NONRECOURSE BORROWINGS.

          (a) Capitalized terms used in this Section and not otherwise defined shall have the meaning given them in Section 1.704-2 of the Regulations.

          (b) Nonrecourse Deductions of the Company for any fiscal year or other period shall be allocated in the same manner as Net Losses under Section 8.1.

          (c) Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (d) Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 8, if there is a net decrease in Partnership Minimum Gain during any Company Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with the Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-

2(j)(2) of the Regulations. This Section 8.7(d) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (e) Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 8, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company Fiscal Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 8.7(e) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (f) To the extent permitted by Section 1.704-2 of the Regulations, the Managers shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Liability only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.


     8.8. The allocations set forth in Section 8.5, 8.6, and 8.7 ("Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 8.7. Therefore, notwithstanding any other provision of this Article 8 (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the greatest extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to the other Sections of this Article 8. In exercising their discretion under this Section, the Managers shall take into account future Regulatory

Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

     8.9  TAX ALLOCATIONS: CODE SECTION 704(c).

          (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

          (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition thereof contained in EXHIBIT A hereto, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                                      ARTICLE 9
                                ADMINISTRATIVE MATTERS

     9.1 BOOKS AND RECORDS. At the expense of the Company, the Managers shall maintain at the principal place of business of the Company separate books and records of all operations and expenditures of the Company. The books and records of the Company shall be maintained in accordance with generally accepted accounting practices and principles. The Managers shall further maintain at the principal place of business of the Company the following documents:

          (a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

          (b) A copy of the Articles of Organization of the Company and all amendments thereto;

          (c) Copies of the Company's federal, state and local income tax returns and reports, if any, for the four most recent years;

          (d) Copies of the Company's currently effective written Operating Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services to the Company for the three most recent Fiscal Years;

          (e) Minutes of every annual, special and court-ordered meeting of the Members;

          (f) Any written consents obtained from Members for actions taken by Members without a meeting.

Any Member or his designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of the books and records of the Company and the other documents described in this Section.

     9.2 ANNUAL REPORTS. Within ninety (90) days after the end of each Fiscal Year, the Managers shall cause to be prepared, and each Member furnished with, an annual report of the Company's operations, prepared on the basis of the accounting method specified in Section 9.1, and consisting of at least a balance sheet of the Company as of the last day of such Fiscal Year, a statement of income and expenses for such Fiscal Year, and a statement of each Member's Capital Account as of the end of such Fiscal Year. Such annual reports shall be reviewed by an independent Certified Public Accountant. The Managers shall cooperate with any Members and the accountants who desire an audit of the books and records of the Company. The scope and nature of any such audit shall be clearly defined by the requesting Members, and they shall bear the full cost of all such work including any out of pocket expenses incurred by the Company in connection therewith.

     9.3  RETURNS AND ELECTIONS.

          (a) The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal year.

          (b) All elections permitted to be made by the Company under federal or state laws shall be made by the Managers in their sole discretion.

     9.4 TAX MATTERS MEMBER. Colorado Internet Cooperative Association is hereby designated the "tax matters partner [member]" as defined in Section 6231(a)(7) of the Code for U.S. income tax administration and reporting purposes. The tax matters partner[member] is authorized and required to represent the Company, at the Company's expense, in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Company funds for professional services and costs associated therewith.

     9.5 LOANS TO COMPANY. Any Person, with the consent of the Managers, may lend or advance money to the Company. If any Member makes any loan or loans to the Company or advances money on its behalf, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member shall be repayable out of the Company's cash and shall bear interest at such rate as the Managers and the lending Member shall agree but not in excess of the maximum rate permitted by law. If any Manager, or an Affiliate of any Manager is the lending Person, the rate of interest shall be determined by the Managers taking into consideration, without limitation, prevailing interest rates and the interest rates the lender is required to pay in the event such lender has itself borrowed funds to loan or advance to the Company and the terms and conditions of such loan, including the rate of interest, shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members shall be obligated to make any loan or advance to the Company unless otherwise unanimously agreed by them.

     9.6  LIMITATION ON OUT-OF STATE BUSINESS.

          (a) In addition to any other limitation or restriction contained herein on the activities of the Company, the Company shall not, without the unanimous consent of the Members, engage in any business or activity outside the State of Colorado unless the Company shall have first satisfied the following prerequisites:

                 (1) The Company shall have satisfied the requirements, if any, imposed by the law of such other state relating to registration or qualification of foreign limited liability companies doing business in such other state; and

                 (2) The Company shall have received the opinion of its legal counsel to the effect that the liability of the Members for Company obligations arising under the law of such other state will not exceed the liability of the Members under the Act.

     9.7 TRANSACTIONS WITH MEMBERS AND MANAGERS. To the extent permitted by applicable law and except as otherwise provided in this Agreement, the Managers are hereby authorized to purchase property from, sell property to, or otherwise deal with any Member or Manager acting on its own behalf, or any Affiliate of any Member or Manager, provided that such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction has been entered into with an independent third party.

                                      ARTICLE 10
                           RESTRICTIONS ON TRANSFERABILITY

     10.1 GENERAL. Except as otherwise specifically provided herein or by operation of law, a Member shall not have the right or power to sell, assign, pledge, transfer, or in any other manner whatsoever dispose of all or any part of its Membership interest in the Company (including, without limitation, voting rights or the rights to receive the Member's share of profits or other compensation by way of income and the return of contributions) in the Company. Any purported transfer of all or any part of a Member's Membership interest made in violation of this Agreement shall be void as against the Company, its Managers, and its Members.

     10.2 RIGHT OF FIRST REFUSAL.

          (a) Except as set forth in Section 10.3 and Section 10.2(b) below, if a Member ("Selling Member") desires to sell or transfer all or any portion of its Membership interest in the Company ("Offered Interest"), the Selling Member shall give notice ("Offering Notice") to the Company and the other Members stating the Selling Member's desire to sell, the identity of the proposed purchaser (if known), the proposed purchase price and any other material terms of the proposed sale (including, without limitation, the terms of any purchase of indebtedness owed by the Company to the Selling Member). The other Members shall then have a right to purchase all, but not less than all, of the Offered Interest, in the manner set forth below.

                 (i) The Company, as an entity, upon the approval of two-thirds (2/3) or more in Interest of the Members, shall purchase all of
the Offered Interest.   In the event that the Company does not so purchase
the Offered Interest within thirty (30) days after receiving the Offering Notice, each Member (other than the Selling Member) shall have the right to purchase all or a portion of his pro rata share of the Offered Interest, and all or a portion of his pro rata share of the amount of the Offered Interest
another Member has the right to purchase but declines to purchase.   For this
purpose, the Members' pro rata shares shall be determined by reference to the respective Interests of the Members desiring to acquire a portion of the Offered Interest.

                 (ii) A Member's or the Company's right to purchase shall be exercised by giving notice ("Acceptance Notice") to the Selling Member within thirty (30) days after receiving the Offering Notice. The Acceptance Notice of a Member shall state the portion of the Offered Interest that the Member desires to purchase, and shall constitute a binding contract to purchase that portion of Offered Interest, or the portion of the Offered Interest the Member has the right to purchase, whichever is less.

                 (iii) The aggregate consideration to be paid by the Company or the other Members upon exercise of the right of first refusal option granted by this paragraph, shall consist of (A) cash in an amount equal to the sum of
(I) the amount of cash, if any, and (II) the value, determined by agreement of the parties or by independent appraisal, of any non-cash consideration, included in the consideration for purchase of the Offered Interest and Company indebtedness described in the Offering Notice (without regard to any differences in tax consequences to the Selling Member of receiving cash in lieu of such other consideration); and (B) if the terms described in the Offering Notice contemplate payment of any portion of the purchase price in the form of a promissory note or other obligation to pay cash in the future, a note or obligation of the Company or other Members, as applicable, upon terms equivalent thereto in all material respects.

                 (iv) If the Company or other Members elect to purchase the full amount of the Offered Interest, the closing of the purchase shall occur not later than 45 days after the expiration of the 30-day option period.

                 (v) If the Company or other Members do not collectively elect to purchase the entire Offered Interest, the Selling Member shall, for a period of ninety (90) days after the expiration of the 30-day option period, be free to sell the Offered Interest to any financially responsible purchaser upon terms no more favorable to the purchaser than those disclosed in the Offering Notice.

          (b) Upon the death of a Member, Section 10.2(a) above shall apply to the deceased Member's Membership Interest and his estate shall be treated as the Selling Member; PROVIDED, HOWEVER, the purchase price of said interest shall be determined by the appraisal of the interest employed and the value reported for federal estate tax purposes (or if no such value is determined, the appraisal of said interest by a licensed appraiser mutually selected by the decedent's personal representative and the remaining Members). The cost of any such appraisal shall be solely borne by decedent's estate.

     10.3 ENCUMBRANCES BY A MEMBER. No Member, and no joint tenant in a Membership interest, shall have the right to pledge, mortgage, assign for security purposes or hypothecate all or any portion of its Membership interest or joint tenancy therein at any time, except with the written consent of all other Members. Violation of this provision shall afford each other Member the right and option to void any such pledge, mortgage, assignment or hypothecation within ninety (90) days after receiving actual written notice of such event.
The right to invalidate a transaction shall be exercised by serving written notice upon the creditor or other third party, and upon the Member who violated this provision, and the invalidation shall be effective ten (10) days thereafter. If a Member or a joint tenant in a Membership interest violates this provision, it agrees to hold harmless and indemnify all other Members and the Company from all costs and expenses, including attorneys' fees, in regard thereto or as the result of the taking of action pursuant to this section.

     10.4 TRANSFEREE NOT SUBSTITUTE MEMBER IN ABSENCE OF UNANIMOUS CONSENT.

          (a) Notwithstanding anything contained herein to the contrary, if all of the remaining Members do not approve of the proposed sale, transfer, or assignment of the Selling Member's interest by unanimous written consent, the proposed purchaser, transferee, or assignee of the Selling Member's interest shall have no right to participate in the management of the business and affairs of the Company or to become a Member. The purchaser, transferee, or assignee shall only be entitled to receive the share of profits or other compensation by way of income and the return of contributions, to which the Selling Member would otherwise be entitled ("Economic Interest" of a Member). No transfer of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved by unanimous written consent of the Members) shall be effective unless and until written notice (including the name and address of the proposed purchaser, transferee or assignee and the date of such transfer) has been provided to the Company and the non-transferring Member(s) in accordance with the requirements of this
Article 10.

          (b) Upon and contemporaneously with any transfer of a Selling Member's Economic Interest in the Company which does not at the same time transfer the Selling Member's other Membership interests in the Company (including, without limitation, the voting rights of the Selling Member), the Company shall purchase from the Selling Member, and the Selling Member shall sell to the Company, all remaining Membership interests retained by the Selling Member which were previously attributable to the transferred Economic Interest for a purchase price of $100.00.

          (c) The restrictions on transfer contained in this Section are intended to comply (and shall be interpreted consistently) with the restrictions on transfer set forth in Section 7-80-702 of the Act.

     10.6 EXECUTION OF CERTIFICATES, ETC. In the event of the sale, transfer or assignment of a Selling Member's interest in the Company, and as a condition to recognizing the effectiveness and the binding nature of any such sale, transfer, or assignment as against the Company or otherwise, (irrespective of whether the Members unanimously approve the substitution of the purchaser, transferee, or assignee as a new Member) the remaining Members may require the Selling Member and the proposed purchaser, transferee, or assignee to execute, acknowledge, and deliver to the transferee, or assignee to execute, acknowledge, and deliver to the Company such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the remaining Members may deem necessary or desirable to:

          (i) constitute such purchaser, transferee, or assignee as such;

          (ii) confirm that the person desiring to acquire an interest or interests in the Company, or to be admitted as a Substituted Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of the Operating Agreement, as the same may have been further amended;

          (iii) preserve the Company after the completion of such sale, transfer, or assignment under the laws of each jurisdiction in which the Company is qualified, organized or does business;

          (iv) maintain the status of the Company as an association not taxable as a corporation under the then applicable provisions of the Code; and

          (v) assure compliance with any applicable state and federal securities laws and regulations.

Without limiting the generality of the foregoing, the effectiveness of any sale, transfer, or assignment by a Member may be conditioned, in the discretion of the Managers, upon receipt by the Company of:

          (A) an opinion of counsel satisfactory to the Managers (both as to opinion and counsel), the cost of which shall be borne by the transferor, to the effect that such transfer will be exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities laws, and

          (B) any other documentation determined by the Managers to be necessary or advisable in order to assure that such transfer will not violate applicable securities laws. In addition, without violating the generality of the foregoing, the Managers may prohibit any transfer by a Member if such transfer would result in the "termination" of the Company pursuant to Section 708 of the Code.

     10.7 EFFECTIVE DATE OF TRANSFER. Any sale, transfer, or assignment of a Membership interest in the Company or subscription of a Member made in compliance with this Article 10 shall be deemed effective as of the last day of the calendar month in which the remaining Members' consent thereto was given.

     10.8 COVENANTS OF SELLING MEMBER. The Selling Member agrees, upon request of the remaining Members, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the remaining Members from time to time in connection with such sale, transfer, assignment, or substitution. The Selling Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article 10.

     10.9 OTHER RESTRICTIONS AND LIMITATIONS ON TRANSFER.

          (a) In the event that, as a consequence of a sale, transfer, or assignment of all or a portion of a Member's Membership interest, two or more persons or entities (at least one of whom is not a Member) hold interests in such Membership interest, such sale, transfer, or assignment shall be void as against the Company, its Managers, and its Members unless and until all of the persons and entities holding an interest in such Membership interest designate in writing to the Managers one among them as their representative for purposes of receiving and giving all notices or other communications provided for herein and all dealings with the Company and its Members.

          (b) No sale, transfer, or assignment of a Member's entire interest shall be made unless the purchaser, transferee, or assignee concurrently acquires all indebtedness of the Company to the Member.

                                   ARTICLE 11
                               ADDITIONAL MEMBERS

     11.1 ADMISSION OF NEW MEMBERS. From the date of the formation of the Company, any Person or Entity acceptable to the Members by their unanimous vote thereof may become a Member in this Company by the sale of new Membership Interests for such consideration as the Members by their unanimous votes shall determine, or as a transferee of a Member's Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. No person shall be eligible to become an Additional Member unless such person is a National Service Provider or has a direct inter-network connection at 45 megabits per second or greater to a National Service Provider. The Managers may, at their option, at the time an Additional Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions as to an Additional Member for that portion of the Company's tax year in which an Additional Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Regulations promulgated thereunder.

                                   ARTICLE 12
                           DISSOCIATION OF A MEMBER

     12.1 A Person shall cease to be a Member upon the happening of any of the following events:

          (a) The delivery by the Member to all other Members of his resignation from the Company;

          (b) In the case of a Member who is a natural person, the death of a Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent;

          (c) In the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

          (d) In the case of a Member that is a separate entity other than a corporation, the dissolution and commencement of winding up of the separate entity;

          (e) In the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

          (f) In the case of an estate, the distribution by the fiduciary of the estate's entire interest in the Company; or

          (g) In the case of a Member that is not a natural person, the acquisition of direct or indirect ownership of fifty percent (50%) or more of the value of or voting power in the Member.

     12.2 COVENANT NOT TO DISSOCIATE. Each of the Members hereby covenants and agrees that it shall not voluntarily taken any action which would cause him to cease to become a Member under the provisions of Section 12.1 without the prior approval of other Members holding a majority of the votes held by such other Members. If a Member breaches this covenant he shall be liable to the Company for any damages caused by such breach, which may be offset against the amount otherwise distributable to such Member under this Agreement.

     12.3 STATUS OF A DISSOCIATING MEMBER. In the event any Member ceases to be a Member by virtue of the provisions of Section 12.1, such Member shall have no right to participate in the management of the business or affairs of the Company and shall be entitled to receive only the share of profits and distributions to which such Member would have been entitled had such Member not resigned or withdrawn.

                                   ARTICLE 13
                          DISSOLUTION AND TERMINATION

     13.1 DISSOLUTION. The Company shall be dissolved upon the unanimous written agreement of all Members ("Event of Dissolution").

     13.2 STATEMENT OF INTENT TO DISSOLVE. As soon as possible following the occurrence of an Event of Dissolution, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Colorado Secretary of State and file same with the Colorado Secretary of State's office. Upon the filing by the Colorado Secretary of State of a statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of dissolution has been issued by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

     13.3 WINDING UP, LIQUIDATION AND DISTRIBUTION OF PROPERTY. Upon dissolution, the Managers shall immediately proceed to wind up the affairs of the Company and distribute the Property in the following manner:

          (a) The Managers shall (i) sell or otherwise liquidate all of the Property as promptly as practicable (except to the extent the Managers may determine to distribute any items of Property to the Members in kind), (ii) allocate any profit or loss resulting from such sales to the Members' Capital Accounts, (iii) discharge all liabilities of the Company (other than liabilities to Members), including all costs relating to the dissolution, winding up, and liquidation and distribution of assets, (iv) establish such reserves as may be reasonably necessary to provide for contingent and unknown liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company, (v) discharge any liabilities of the Company to the Members other than on account of their interests in Company capital or profits, and (vi) distribute the remaining assets in the following order:

                 (I) If items of Property are to be distributed in kind, the net fair market value of items as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such items shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted to reflect such deemed sale.

                 (II) The positive balance of each Member's Capital Account as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year during which the liquidation occurs, and the adjustments described in Section 13.3(a)(I) above, shall be distributed to the Members, either in cash or in kind, as determined by the Managers, with any items of Property distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 13.3(a)(I). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations.

          (b) The Managers shall comply with any applicable requirements of law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

          (c) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

     13.4 ARTICLES OF DISSOLUTION. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the Property has been distributed to the Members, articles of dissolution containing the information required by the Act shall be executed in duplicate, verified by the person signing the articles, and filed in duplicate with the Colorado Secretary of State. The Manager shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of or in the name of the Company.

     13.5 RETURN OF CONTRIBUTION NON-RECOURSE TO OTHER MEMBERS. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

     13.6 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provisions of this Article 13, in the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the assets of the Company shall not be sold, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed the Property in kind to Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

                                   ARTICLE 14
                           MEDIATION AND ARBITRATION

     14.1 PROCEDURE. Except for any claim for injunctive relief, any controversy, claim, or dispute arising under this Agreement ("Controversy") shall be first submitted to mediation before a mediator jointly selected by the Members within thirty (30) days of written demand therefor by a Member. In the event that the Members are unable to agree upon the selection of a mediator, then the Members shall request that Matthew Scott Finberg select a mediator to assist in the resolution of the Controversy. Any mediator selected hereunder shall have not less than five (5) years of experience in the area of businesses similar in scope and nature to the business of the Company either as a business owner, an attorney representing business owners, or a judge deciding issues affecting such business owners, and shall not be related or affiliated in any way with any of the parties to the Controversy. In the event an attempted mediated resolution of any Controversy is not reached within one hundred twenty (120) days of commencement of such efforts, then the Controversy shall be submitted to the American Arbitration Association for resolution under its expedited procedures provided that the arbitration decision shall be made by a panel of three (3) arbitrators by majority vote. The American Arbitration Association shall provide a list of arbitrators equal to 3 plus the number of parties to the Controversy. Each party to the Controversy shall strike one
(1) name from the list and the remaining 3 shall be the arbitration panel.

     14.2 AWARDS. Any arbitration award shall be final and binding on all parties to the extent and in the manner provided by applicable state statute. All awards may be filed with the clerk of one or more courts, state or federal, having jurisdiction over the party against whom such award is rendered or his property, as a basis of judgment and of the issuance of execution for its collection.

     14.3 GOVERNING LAW. Venue shall be in Colorado and Colorado law shall govern.

                                  ARTICLE 15
                            MISCELLANEOUS PROVISIONS

     15.1 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

     15.2 APPLICATION OF COLORADO LAW. This Operating Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Colorado and specifically the Act.

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

     15.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company, any right that he may have to maintain any action for partition with respect to the property of the Company.

     15.4 AMENDMENTS. This Agreement may not be amended except by the unanimous written agreement of all of the Members.

     15.5 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     15.6 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine general shall include the feminine and neuter genders and vice versa; and the word "person" or "party" shall include a corporation, firm, partnership, proprietorship or other form of association.

     15.7 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     15.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     15.9 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     15.10 SEVERABILITY. If any provision of this Agreement or the application thereof shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     15.11 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, and to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     15.12 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     15.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     15.14 TAX LANGUAGE. The parties intend and agree that the provisions hereof, including the provisions of Article 8 and 13, shall be and are hereby amended to include any provision necessary for this Agreement to have "substantial economic effect" for purpose of the Code and thereby allow this Agreement to avoid containing a capital account deficit restriction provision. To the extent possible, distributions will be made such that they do not result in any capital account deficits.

                                  CERTIFICATE

     The undersigned hereby agree, acknowledge, and certify that the foregoing Operating Agreement constitutes the Operating Agreement of The Mountain Area eXchange LLC and they hereby set their hands as of the 11th day of June, 1997.

COLORADO INTERNET COOPERATIVE           ROCKY MOUNTAIN INTERNET, INC.

By:                                     By:
    ---------------------------             -----------------------------
    Name:                                  Name:
          ---------------------                  ------------------------
    Title:                                 Title:
           --------------------                   -----------------------
    Date:                                  Date:
          ---------------------                  ------------------------

                                  EXHIBIT A

                            TO OPERATING AGREEMENT
                                      OF
                           THE MOUNTAIN AREA EXCHANGE LLC

     "ACT" shall mean the Colorado Limited Liability Company Act, Colo. Rev. Stat. Section 7-80-102, ET SEQ.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(ii)(d)(6)
     of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence.

     "AGREEMENT" shall mean this Operating Agreement.

     "ARTICLES" means the Articles of Organization of the Company, as amended from time to time.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Boulder, Colorado.

     "CAPITAL ACCOUNT" means, with respect to any Member, the capital account maintained for such Person in accordance with the following provisions:

          (a) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Member, and the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member.

          (b) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Member, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

          (c) In the event all or a portion of an interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (d) In determining the amount of any liability for purposes of subsections (a) and (b) above, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 13 hereof upon the dissolution of the Company. The Managers also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Company of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

     "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect by such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Person related to the maker of the note within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

     "CODE" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

     "COMPANY" shall refer to The Mountain Area eXchange LLC, a Colorado limited liability company.

     "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

     "FISCAL YEAR" means the Company's fiscal year, which shall be the calendar year.

     "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the contributing Member and the Managers, provided that, if the contributing Member is a Manager, the determination of the fair market value of a contributed asset shall be determined by appraisal;

          (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (b) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company Property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); PROVIDED, HOWEVER, that the adjustments pursuant to clauses (a) and (b) above, shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members in the Company;

          (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managers, provided that, if the distributee is a Manager, the determination of the fair market value of the distributed asset shall be determined by appraisal; and

          (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Managers determine that an adjustment pursuant to subsection to (b) above, is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b), or (c) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     "INTEREST" shall mean the relationship of a Member's interest in profits and losses under Section 2.8 to the aggregate interest in profits and losses under Section 2.8 of all Members, expressed as a percentage.

     "MANAGERS" shall mean all of the Managers of the Company, or the Manager of the Company if there is only one Manager. Until the next annual meeting of the Company, the Managers are and shall be Chris Phillips, Barbara Dijker, and Kevin Loud.

     "MEMBER" shall mean each of the parties who executes a counterpart of this Agreement as a Member and each of the parties who may hereafter become Members of the Company. To the extent a Manager is a Member, he will have all the rights of a Member with respect to such Membership interest, and the term "Member" as used herein shall include a Manager to the extent he is a Member.

     "NATIONAL SERVICE PROVIDER" means an organization with a nationwide network architecture of 45 megabits per second or greater over which inter-network services are provided to the public.

     "PERSON" means any individual, partnership, corporation, trust, or other entity.

     "PROFITS" and "LOSSES" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.14 (b) or (c), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

          (d)    Gain or loss resulting from any disposition of Company
     Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

          (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

          (g) Notwithstanding any other provision of this Section, any items of income, gain, loss or deduction which are specially allocated to a Member shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections hereof shall be determined by applying rules analogous to those set forth in subsections (a) through (f) above.

     "PROPERTY" means all real and personal property acquired and operated by the Company, and any improvements thereto, and shall include both tangible and intangible property.

     "PRO RATA" shall mean in proportion to the Members' Interests.

     "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "SECTION" when capitalized, shall mean a section of this Agreement, unless the context otherwise requires.